EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT: Frederick N. Cooper (215) 938-8312
February 20, 2024	fcooper@tollbrothers.com

Toll Brothers Reports FY 2024 1st Quarter Results

FORT WASHINGTON, PA, February 20, 2024 -- Toll Brothers, Inc. (NYSE:TOL) (TollBrothers.com), the nation’s leading builder of luxury homes, today announced results for its first quarter ended January 31, 2024.

FY 2024’s First Quarter Financial Highlights (Compared to FY 2023's First Quarter):
•Net income and earnings per share were $239.6 million and $2.25 per diluted share, compared to net income of $191.5 million and $1.70 per diluted share in FY 2023’s first quarter.
•Pre-tax income was $311.2 million, compared to $253.8 million in FY 2023’s first quarter.
•Home sales revenues were $1.93 billion, up 10% compared to FY 2023’s first quarter; delivered homes were 1,927, up 6%.
•Net signed contract value was $2.06 billion, up 42% compared to FY 2023’s first quarter; contracted homes were 2,042, up 40%.
•Backlog value was $7.08 billion at first quarter end, down 18% compared to FY 2023’s first quarter; homes in backlog were 6,693, down 13%.
•Home sales gross margin was 27.6%, compared to FY 2023’s first quarter home sales gross margin of 25.6%.
•Adjusted home sales gross margin, which excludes interest and inventory write-downs, was 28.9%, compared to FY 2023’s first quarter adjusted home sales gross margin of 27.5%.
•SG&A, as a percentage of home sales revenues, was 11.9%, compared to 12.1% in FY 2023’s first quarter.
•Income from operations was $308.4 million.
•Other income, income from unconsolidated entities, and gross margin from land sales and other was $8.6 million.
•Subsequent to quarter-end, the Company sold a parcel of land to a commercial developer for net cash proceeds of $180.7 million, which is expected to result in a pre-tax land sale gain of approximately $175 million in FY 2024's second quarter.
Douglas C. Yearley, Jr., chairman and chief executive officer, stated: “We are very pleased with our strong first quarter results. We delivered 1,927 homes at an average price of approximately $1.0 million, generating home sales revenues of $1.93 billion. Our adjusted gross margin in the quarter was 28.9%, a 140-basis point increase compared to Q1 2023, and our SG&A expense, as a percentage of home sales revenues, improved by 20 basis points year-over-year to 11.9%. This combination of top line growth and greater operating efficiency led to earnings of $2.25 per diluted share in the quarter, a 32% increase over last year’s first quarter.
“We experienced another quarter of solid demand. We signed 2,042 net contracts for $2.06 billion, up 40% in units and 42% in dollars compared to last year’s first quarter. Since mid-January, we have seen a marked increase in demand coinciding with the start of the spring selling season. With a healthy job market, improving consumer sentiment, and continued low levels of resale inventory, we are optimistic that demand for new homes will remain strong in 2024.
“Based on our first quarter results, and with a strong start to the spring selling season, we are raising our full year guidance across all key metrics. In addition, earlier this month we sold a parcel of land to a commercial developer for net cash proceeds of $180.7 million, which will result in a pre-tax land sale gain of approximately $175 million in our second quarter. Factoring in both the increase to our homebuilding guidance and the impact of the land sale, we now expect to earn between $13.25 and $13.75 per diluted share in fiscal 2024, with a return on beginning equity of approximately 21%.
“At the end of our first quarter we owned or controlled approximately 70,400 lots, providing us with sufficient land to increase community count over the next several years. Our balance sheet is solid, we have ample liquidity, no significant near-term debt maturities, and we expect to generate significant cash flow from operations in fiscal 2024. This will enable us to continue investing in our business while also returning cash to stockholders throughout the year.”

Second Quarter and FY 2024 Financial Guidance:
	Second Quarter	Full Fiscal Year 2024
Deliveries	2,400 to 2,500 units	10,000 to 10,500 units
Average Delivered Price per Home	$1,000,000 to $1,010,000	$940,000 to $960,000
Adjusted Home Sales Gross Margin	27.6%	28.0%
SG&A, as a Percentage of Home Sales Revenues	9.7%	9.8%
Period-End Community Count	385	410
Other Income, Income from Unconsolidated Entities, and Gross Margin from Land Sales and Other*	$180 million	$260 million
Tax Rate	25.8%	25.5%
* Guidance for the second quarter and full year includes an approximate $175 million gain on the sale of a parcel of land.

Financial Highlights for the three months ended January 31, 2024 and 2023 (unaudited):
	2024	2023
Net Income	$239.6 million, or $2.25 per share diluted	$191.5 million, or $1.70 per share diluted
Pre-Tax Income	$311.2 million	$253.8 million
Pre-Tax Inventory Impairments included in Home Sales Costs of Revenues	$1.5 million	$8.0 million
Home Sales Revenues	$1.93 billion and 1,927 units	$1.75 billion and 1,826 units
Net Signed Contracts	$2.06 billion and 2,042 units	$1.45 billion and 1,461 units
Net Signed Contracts per Community	5.6 units	4.3 units
Quarter-End Backlog	$7.08 billion and 6,693 units	$8.58 billion and 7,733 units
Average Price per Home in Backlog	$1,058,000	$1,110,200
Home Sales Gross Margin	27.6%	25.6%
Adjusted Home Sales Gross Margin	28.9%	27.5%
Interest Included in Home Sales Cost of Revenues, as a percentage of Home Sales Revenues	1.2%	1.4%
SG&A, as a percentage of Home Sales Revenues	11.9%	12.1%
Income from Operations	$308.4 million, or 15.8% of total revenues	$225.3 million, or 12.7% of total revenues
Other Income, Income from Unconsolidated Entities, and Gross Margin from Land Sales and Other	$8.6 million	$16.8 million
Pre-Tax Land and Other Impairments included in Land Sales and Other Costs of Revenues	$—	$13.0 million
Quarterly Cancellations as a Percentage of Beginning-Quarter Backlog	2.9%	3.0%
Quarterly Cancellations as a Percentage of Signed Contracts in Quarter	8.6%	14.3%
Additional Information:
•The Company ended its FY 2024 first quarter with approximately $754.8 million in cash and cash equivalents, compared to $1.30 billion at FYE 2023 and $791.6 million at FY 2023’s first quarter end. At FY 2024 first quarter end, the Company also had $1.8 billion available under its $1.9 billion revolving credit facility, which is scheduled to mature in February 2028.
•On January 26, 2024, the Company paid its quarterly dividend of $0.21 per share to shareholders of record at the close of business on January 12, 2024.

•Stockholders' Equity at FY 2024 first quarter end was $7.02 billion, compared to $6.80 billion at FYE 2023.
•FY 2024's first quarter-end book value per share was $67.29 per share, compared to $65.49 at FYE 2023.
•The Company ended its FY 2024's first quarter with a debt-to-capital ratio of 28.0%, compared to 29.6% at FY 2023’s fourth quarter end and 34.1% at FY 2023's first quarter end. The Company ended FY 2024’s first quarter with a net debt-to-capital ratio(1) of 21.4%, compared to 17.7% at FY 2023’s fourth quarter end, and 27.5% at FY 2023's first quarter end.
•The Company ended FY 2024’s first quarter with approximately 70,400 lots owned and optioned, compared to 70,700 one quarter earlier, and 71,300 one year earlier. Approximately 51% or 36,000, of these lots were owned, of which approximately 18,400 lots, including those in backlog, were substantially improved.
•In the first quarter of FY 2024, the Company spent approximately $463.2 million on land to purchase approximately 2,620 lots.
•The Company ended FY 2024’s first quarter with 377 selling communities, compared to 370 at FY 2023’s fourth quarter end and 328 at FY 2023’s first quarter end.
(1)    See “Reconciliation of Non-GAAP Measures” below for more information on the calculation of the Company’s net debt-to-capital ratio.
Toll Brothers will be broadcasting live via the Investor Relations section of its website, investors.TollBrothers.com, a conference call hosted by chairman and chief executive officer Douglas C. Yearley, Jr. at 8:30 a.m. (ET) Wednesday, February 21, 2024, to discuss these results and its outlook for the second quarter and FY 2024. To access the call, enter the Toll Brothers website, click on the Investor Relations page, and select “Events & Presentations.” Participants are encouraged to log on at least fifteen minutes prior to the start of the presentation to register and download any necessary software.
The call can be heard live with an online replay which will follow.
ABOUT TOLL BROTHERS
Toll Brothers, Inc., a Fortune 500 Company, is the nation's leading builder of luxury homes. The Company was founded 57 years ago in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange under the symbol “TOL.” The Company serves first-time, move-up, empty-nester, active-adult, and second-home buyers, as well as urban and suburban renters. Toll Brothers builds in over 60 markets in 24 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia, Idaho, Illinois, Maryland, Massachusetts, Michigan, Nevada, New Jersey, New York, North Carolina, Oregon, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Virginia, and Washington, as well as in the District of Columbia. The Company operates its own architectural, engineering, mortgage, title, land development, insurance, smart home technology, and landscape subsidiaries. The Company also develops master-planned and golf course communities as well as operates its own lumber distribution, house component assembly, and manufacturing operations.
In 2024, Toll Brothers marked 10 years in a row being named to the Fortune World’s Most Admired Companies™ list. Toll Brothers has also been named Builder of the Year by Builder magazine and is the first two-time recipient of Builder of the Year from Professional Builder magazine. For more information visit TollBrothers.com.
Toll Brothers discloses information about its business and financial performance and other matters, and provides links to its securities filings, notices of investor events, and earnings and other news releases, on the Investor Relations section of its website (investors.TollBrothers.com).
From Fortune, ©2024 Fortune Media IP Limited. All rights reserved. Used under license.

FORWARD-LOOKING STATEMENTS
Information presented herein for the first quarter ended January 31, 2024 is subject to finalization of the Company's regulatory filings, related financial and accounting reporting procedures and external auditor procedures.
This release contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. One can identify these statements by the fact that they do not relate to matters of a strictly historical or factual nature and generally discuss or relate to future events. These statements contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “can,” “could,” “might,” “should,” “likely,” “will,” and other words or phrases of similar meaning. Such statements may include, but are not limited to, information and statements regarding: expectations regarding inflation and interest rates; the markets in which we operate or may operate; our strategic priorities; our land acquisition, land development and capital allocation priorities; market conditions; demand for our homes; our build-to-order and spec home strategy; anticipated operating results and guidance; home deliveries; financial resources and condition; changes in revenues; changes in profitability; changes in margins; changes in accounting treatment; cost of revenues, including expected labor and material costs; selling, general, and administrative expenses; interest expense; inventory write-downs; home warranty and construction defect claims; unrecognized tax benefits; anticipated tax refunds; sales paces and prices; effects of home buyer cancellations; growth and expansion; joint ventures in which we are involved; anticipated results from our investments in unconsolidated entities; our ability to acquire or dispose of land and pursue real estate opportunities; our ability to gain approvals and open new communities; our ability to market, construct and sell homes and properties; our ability to deliver homes from backlog; our ability to secure materials and subcontractors; our ability to produce the liquidity and capital necessary to conduct normal business operations or to expand and take advantage of opportunities; and the outcome of legal proceedings, investigations, and claims.
Any or all of the forward-looking statements included in this release are not guarantees of future performance and may turn out to be inaccurate. This can occur as a result of incorrect assumptions or as a consequence of known or unknown risks and uncertainties. The major risks and uncertainties – and assumptions that are made – that affect our business and may cause actual results to differ from these forward-looking statements include, but are not limited to:
•the effect of general economic conditions, including employment rates, housing starts, inflation rates, interest and mortgage rates, availability of financing for home mortgages and strength of the U.S. dollar;
•market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions;
•the availability of desirable and reasonably priced land and our ability to control, purchase, hold and develop such land;
•access to adequate capital on acceptable terms;
•geographic concentration of our operations;
•levels of competition;
•the price and availability of lumber, other raw materials, home components and labor;
•the effect of U.S. trade policies, including the imposition of tariffs and duties on home building products and retaliatory measures taken by other countries;
•the effects of weather and the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters, and the risk of delays, reduced consumer demand, unavailability of insurance, and shortages and price increases in labor or materials associated with such natural disasters;
•risks arising from acts of war, terrorism or outbreaks of contagious diseases, such as Covid-19;
•federal and state tax policies;
•transportation costs;
•the effect of land use, environment and other governmental laws and regulations;
•legal proceedings or disputes and the adequacy of reserves;

•risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, indebtedness, financial condition, losses and future prospects;
•the effect of potential loss of key management personnel;
•changes in accounting principles;
•risks related to unauthorized access to our computer systems, theft of our and our homebuyers’ confidential information or other forms of cyber-attack; and
•other factors described in “Risk Factors” included in our Annual Report on Form 10-K for the year ended October 31, 2023 and in subsequent filings we make with the Securities and Exchange Commission (“SEC”).
Many of the factors mentioned above or in other reports or public statements made by us will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from our forward-looking statements.
Forward-looking statements speak only as of the date they are made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.
For a further discussion of factors that we believe could cause actual results to differ materially from expected and historical results, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K filed with the SEC and in subsequent reports filed with the SEC. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995, and all of our forward-looking statements are expressly qualified in their entirety by the cautionary statements contained or referenced in this section.

TOLL BROTHERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	January 31, 2024	October 31, 2023
	(Unaudited)
ASSETS
Cash and cash equivalents	$754,793	$1,300,068
Inventory	9,581,482	9,057,578
Property, construction and office equipment - net	321,668	323,990
Receivables, prepaid expenses and other assets	702,030	691,256
Mortgage loans held for sale	73,270	110,555
Customer deposits held in escrow	92,901	84,530
Investments in unconsolidated entities	995,811	959,041
	$12,521,955	$12,527,018

LIABILITIES AND EQUITY
Liabilities:
Loans payable	$1,064,149	$1,164,224
Senior notes	1,596,414	1,596,185
Mortgage company loan facility	63,194	100,058
Customer deposits	534,367	540,718
Accounts payable	610,459	597,582
Accrued expenses	1,463,546	1,548,781
Income taxes payable	154,181	166,268
Total liabilities	5,486,310	5,713,816

Equity:
Stockholders’ Equity
Common stock, 112,937 shares issued at January 31, 2024 and October 31, 2023	1,129	1,129
Additional paid-in capital	685,941	698,548
Retained earnings	6,892,821	6,675,719
Treasury stock, at cost — 8,627 and 9,146 shares at January 31, 2024 and October 31, 2023, respectively	(597,632)	(619,150)
Accumulated other comprehensive income	37,012	40,910
Total stockholders' equity	7,019,271	6,797,156
Noncontrolling interest	16,374	16,046
Total equity	7,035,645	6,813,202
	$12,521,955	$12,527,018

TOLL BROTHERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data and percentages)
(Unaudited)

	Three Months Ended January 31,
	2024		2023
	$	%	$	%
Revenues:
Home sales	$1,931,836		$1,749,422
Land sales and other	16,012		30,747
	1,947,848		1,780,169

Cost of revenues:
Home sales	1,399,226	72.4%	1,300,923	74.4%
Land sales and other	10,161	63.5%	42,435	138.0%
	1,409,387		1,343,358

Gross margin - home sales	532,610	27.6%	448,499	25.6%
Gross margin - land sales and other	5,851	36.5%	(11,688)	(38.0)%

Selling, general and administrative expenses	230,046	11.9%	211,497	12.1%
Income from operations	308,415		225,314

Other:
Loss from unconsolidated entities	(9,172)		(4,433)
Other income - net	11,918		32,915
Income before income taxes	311,161		253,796
Income tax provision	71,603		62,266
Net income	$239,558		$191,530
Per share:
Basic earnings	$2.28		$1.72
Diluted earnings	$2.25		$1.70
Cash dividend declared	$0.21		$0.20
Weighted-average number of shares:
Basic	105,122		111,397
Diluted	106,265		112,336

Effective tax rate	23.0%		24.5%

TOLL BROTHERS, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
(Amounts in thousands)
(unaudited)

	Three Months Ended January 31,
	2024	2023
Inventory impairments and write-offs included in home sales cost of revenues:
Pre-development costs and option write offs	$1,471	$2,604
Land owned for future communities	—	—
Land owned for operating communities	—	5,400
	$1,471	$8,004

Land and other impairments included in land sales and other cost of revenues	$—	$13,000

Depreciation and amortization	$15,693	$15,482
Interest incurred	$28,759	$33,047
Interest expense:
Charged to home sales cost of revenues	$23,578	$25,080
Charged to land sales and other cost of revenues	294	3,477
	$23,872	$28,557

Home sites controlled:	January 31, 2024	January 31, 2023
Owned	36,014	36,912
Optioned	34,435	34,346
	70,449	71,258

Inventory at January 31, 2024 and October 31, 2023 consisted of the following (amounts in thousands):

	January 31, 2024	October 31, 2023
Land and land development costs	$2,671,521	$2,631,147
Construction in progress	5,905,093	5,493,278
Model homes	471,356	384,118
Land deposits and costs of future development	533,512	549,035
	$9,581,482	$9,057,578

Toll Brothers operates in the following five geographic segments, with current operations generally located in the states listed below:
•North: Connecticut, Delaware, Illinois, Massachusetts, Michigan, New Jersey, New York and Pennsylvania
•Mid-Atlantic: Georgia, Maryland, North Carolina, Tennessee and Virginia
•South: Florida, South Carolina and Texas
•Mountain: Arizona, Colorado, Idaho, Nevada and Utah
•Pacific: California, Oregon and Washington

	Three Months Ended January 31,
	Units		$ (Millions)		Average Price Per Unit $
	2024	2023	2024	2023	2024	2023
REVENUES
North	289	357	$272.6	$322.8	$943,500	$904,200
Mid-Atlantic	277	166	264.1	189.1	$953,600	$1,139,100
South	631	489	532.9	392.9	$844,500	$803,500
Mountain	485	548	453.4	480.2	$934,800	$876,300
Pacific	245	266	409.0	364.8	$1,669,400	$1,371,300
Home Building	1,927	1,826	1,932.0	1,749.8	$1,002,600	$958,300
Corporate and other			(0.2)	(0.4)
Total home sales	1,927	1,826	1,931.8	1,749.4	$1,002,500	$958,000
Land sales and other			16.0	30.7
Total Consolidated			$1,947.8	$1,780.1

CONTRACTS
North	325	328	$328.8	$315.2	$1,011,700	$961,000
Mid-Atlantic	246	251	238.6	264.1	$970,000	$1,052,200
South	575	415	469.9	328.5	$817,200	$791,600
Mountain	541	299	498.9	263.9	$922,200	$882,600
Pacific	355	168	528.6	282.6	$1,488,900	$1,681,800
Total Consolidated	2,042	1,461	$2,064.8	$1,454.3	$1,011,200	$995,400

BACKLOG
North	992	1,093	$1,020.5	$1,112.5	$1,028,700	$1,017,900
Mid-Atlantic	914	927	928.1	1,035.9	$1,015,400	$1,117,500
South	2,256	2,449	2,030.8	2,289.7	$900,200	$934,900
Mountain	1,633	2,275	1,624.2	2,383.7	$994,600	$1,047,800
Pacific	898	989	1,477.5	1,763.0	$1,645,300	$1,782,600
Total Consolidated	6,693	7,733	$7,081.1	$8,584.8	$1,058,000	$1,110,200

Unconsolidated entities:
Information related to revenues and contracts of entities in which we have an interest for the three-month periods ended January 31, 2024 and 2023, and for backlog at January 31, 2024 and 2023 is as follows:

	Units		$ (Millions)		Average Price Per Unit $
	2024	2023	2024	2023	2024	2023
Three months ended January 31,
Revenues	—	3	$—	$14.8	$—	$4,860,300
Contracts	22	23	$21.6	$32.9	$980,900	$1,431,300

Backlog at January 31,	171	101	$181.5	$114.7	$1,061,700	$1,135,200

RECONCILIATION OF NON-GAAP MEASURES
This press release contains, and Company management’s discussion of the results presented in this press release may include, information about the Company’s adjusted home sales gross margin and the Company’s net debt-to-capital ratio.
These two measures are non-GAAP financial measures which are not calculated in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP financial measures should not be considered a substitute for, or superior to, the comparable GAAP financial measures, and may be different from non-GAAP measures used by other companies in the home building business.
The Company’s management considers these non-GAAP financial measures as we make operating and strategic decisions and evaluate our performance, including against other home builders that may use similar non-GAAP financial measures. The Company’s management believes these non-GAAP financial measures are useful to investors in understanding our operations and leverage and may be helpful in comparing the Company to other home builders to the extent they provide similar information.
Adjusted Home Sales Gross Margin
The following table reconciles the Company’s home sales gross margin as a percentage of home sales revenues (calculated in accordance with GAAP) to the Company’s adjusted home sales gross margin (a non-GAAP financial measure). Adjusted home sales gross margin is calculated as (i) home sales gross margin plus interest recognized in home sales cost of revenues plus inventory write-downs recognized in home sales cost of revenues divided by (ii) home sales revenues.
Adjusted Home Sales Gross Margin Reconciliation
(Amounts in thousands, except percentages)

		Three Months Ended January 31,
		2024	2023
	Revenues - home sales	$1,931,836	$1,749,422
	Cost of revenues - home sales	1,399,226	1,300,923
	Home sales gross margin	532,610	448,499
Add:	Interest recognized in cost of revenues - home sales	23,578	25,080
	Inventory impairments and write-offs in cost of revenues - home sales	1,471	8,004
	Adjusted home sales gross margin	$557,659	$481,583

	Home sales gross margin as a percentage of home sale revenues	27.6%	25.6%

	Adjusted home sales gross margin as a percentage of home sale revenues	28.9%	27.5%

The Company’s management believes adjusted home sales gross margin is a useful financial measure to investors because it allows them to evaluate the performance of our home building operations without the often varying effects of capitalized interest costs and inventory impairments. The use of adjusted home sales gross margin also assists the Company’s management in assessing the profitability of our home building operations and making strategic decisions regarding community location and product mix.

Forward-looking Adjusted Home Sales Gross Margin
The Company has not provided projected second quarter and full FY 2024 home sales gross margin or a GAAP reconciliation for forward-looking adjusted home sales gross margin because such measure cannot be provided without unreasonable efforts on a forward-looking basis, since inventory write-downs are based on future activity and observation and therefore cannot be projected for the second quarter and full FY 2024. The variability of these charges may have a potentially unpredictable, and potentially significant, impact on our second quarter and full FY 2024 home sales gross margin.

Net Debt-to-Capital Ratio
The following table reconciles the Company’s ratio of debt to capital (calculated in accordance with GAAP) to the Company’s net debt-to-capital ratio (a non-GAAP financial measure). The net debt-to-capital ratio is calculated as (i) total debt minus mortgage warehouse loans minus cash and cash equivalents divided by (ii) total debt minus mortgage warehouse loans minus cash and cash equivalents plus stockholders’ equity.

Net Debt-to-Capital Ratio Reconciliation
(Amounts in thousands, except percentages)

		January 31, 2024	October 31, 2023	January 31, 2023
	Loans payable	$1,064,149	$1,164,224	$1,145,646
	Senior notes	1,596,414	1,596,185	1,995,439
	Mortgage company loan facility	63,194	100,058	71,187
	Total debt	2,723,757	2,860,467	3,212,272
	Total stockholders' equity	7,019,271	6,797,156	6,201,347
	Total capital	$9,743,028	$9,657,623	$9,413,619
	Ratio of debt-to-capital	28.0%	29.6%	34.1%

	Total debt	$2,723,757	$2,860,467	$3,212,272
Less:	Mortgage company loan facility	(63,194)	(100,058)	(71,187)
	Cash and cash equivalents	(754,793)	(1,300,068)	(791,609)
	Total net debt	1,905,770	1,460,341	2,349,476
	Total stockholders' equity	7,019,271	6,797,156	6,201,347
	Total net capital	$8,925,041	$8,257,497	$8,550,823
	Net debt-to-capital ratio	21.4%	17.7%	27.5%

The Company’s management uses the net debt-to-capital ratio as an indicator of its overall leverage and believes it is a useful financial measure to investors in understanding the leverage employed in the Company’s operations.
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